UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2017
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act. ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On August 15, 2017, Greenlight Capital Re, Ltd. (the “Registrant”) and Greenlight Reinsurance, Ltd. ("Greenlight Re" and together with the Registrant, the “Employer”) and Michael Belfatti entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Belfatti will become the Chief Operating Officer of the Employer effective as of September 1, 2017 (the “Effective Date”), subject to the Employer obtaining a work permit and regulatory approval in the Cayman Islands.

Mr. Belfatti, age 46, brings to Greenlight Re over 20 years of reinsurance and insurance industry experience. Prior to joining the Company, Mr. Belfatti founded M. J. Belfatti & Company, a consulting firm focused on insurance innovation, mergers and acquisitions, and other operational and analytical projects. From May 2014 to present, Mr. Belfatti served as CEO of M. J. Belfatti & Company. From July 2012 to November 2013, he held the position of Executive Vice President and Chief Actuary at Endurance Holdings Ltd. From January 2010 to July 2012, Mr. Belfatti was CEO of M.J. Belfatti & Company. From January 2008 to December 2009, Mr. Belfatti was the Executive Vice President and Chief Actuary of Validus Holdings Ltd. From October 2005 to December 2007, Mr. Belfatti was senior consultant at the Tillinghast Business of Towers Perrin. Prior to that Mr. Belfatti held senior positions at ACE Financial Solutions and Partner Reinsurance Company. Mr. Belfatti is a Fellow in the Casualty Actuarial Society and a Member of the American Academy of Actuaries. He received his Master of Engineering degree in Financial Engineering from Princeton University and his Bachelor of Arts degree in Mathematics and Political Science from Swarthmore College.

Pursuant to the Employment Agreement, Mr. Belfatti will be employed as Chief Operating Officer for a fixed three year term with an automatic three year renewal unless the Employer or Mr. Belfatti gives written notice of non-renewal at least 180 days in advance of the expiry of the fixed term. Mr. Belfatti will be entitled to receive an annual base salary of not less than US$525,000, subject to increase as determined by the CEO, and shall be eligible to be considered for an annual discretionary bonus with pre-established performance metrics with a target equal to 100% of base salary, prorated for 2017. Mr. Belfatti will also be entitled to participate in the Registrant’s employee benefit plans and insurance programs.

Within 30 days of the Effective Date, the Registrant will pay Mr. Belfatti a sign-on payment of US$250,000.

In connection with Mr. Belfatti accepting the position, Mr. Belfatti will be awarded Class A Ordinary Shares of the Registrant's stock, with an issuance value of US$250,000 as of the date of issuance. The shares will be issued in accordance with the Registrant's policy regarding Equity Award Grant Practices and the shares shall be evidenced by, and subject to, the terms and conditions of the Registrant's 2004 Stock Incentive Plan. The shares will fully vest upon the date of issuance.

Mr. Belfatti will also be eligible to receive a discretionary award under the Registrant’s long-term incentive plan ("LTIP") following the end of each calendar year of employment with a target of US$550,000 of restricted Class A Ordinary Shares, prorated for 2017, which will vest three years after the date of the grant.

Pursuant to the Employment Agreement, in the event that the Employer terminates Mr. Belfatti’s employment without “Cause” (as defined in the Employment Agreement) or Mr. Belfatti terminates for “Good Reason” (as defined in the Employment Agreement), the Employer would be obligated to pay Mr. Belfatti, no later than two and half months following the date of termination, any accrued but unpaid base salary, bonus and vacation pay (collectively, “Accrued Obligations”); and a pro-rated portion of the target bonus that would have been paid for the year in which his employment terminated assuming the applicable targets have been achieved. In addition, Mr. Belfatti would be entitled to severance in eighteen monthly installments an amount equal to 1.5 multiplied by the sum of his annual rate of base salary and target bonus provided that he does not breach certain restrictive covenants.  LTIP awards will remain outstanding and subject to vesting upon a termination for Cause or by Mr. Belfatti for Good Reason or due to death or disability. Unvested LTIP award will terminate upon a termination for Cause or by Mr. Belfatti Without Good Reason.

If Mr. Belfatti’s employment terminates as a result of his death or disability, Mr. Belfatti’s beneficiary, legal representatives or estate will be entitled to Accrued Obligations and a pro-rated portion of the target bonus that would have been paid for the year in which his employment terminated assuming targets had been achieved.

In the event that the Employer terminates Mr. Belfatti’s employment for Cause or Mr. Belfatti terminates his employment without Good Reason, Mr. Belfatti would be entitled to Accrued Obligations.

Following Mr. Belfatti’s employment with the Employer, in addition to perpetual confidentiality and non-disparagement restrictive covenants, Mr. Belfatti would be subject to a six-month post-termination non-competition restriction, a twelve-month post-termination non-solicitation restriction with respect to employees and a twelve month post-termination non-solicitation restriction with respect to customers and clients.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. Interested parties should read this document in its entirety.

Item 8.01 Other Events.

Announcement of Chief Operating Officer.

On August 16, 2017, the Registrant issued a press release announcing the appointment of Mr. Belfatti to the newly created position of Chief Operating Officer effective as of September 1, 2017. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Employment Agreement by and between Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Michael Belfatti dated August 15, 2017.

99.1    Press Release, "GREENLIGHT CAPITAL RE, LTD. ANNOUNCES APPOINTMENT OF MICHAEL BELFATTI TO NEWLY CREATED POSITION OF CHIEF OPERATING OFFICER", dated August 16, 2017, issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	August 16, 2017